UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2015

PROPEL MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-55360	47-2133177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Washington Blvd, Suite 2620, Jersey City, New Jersey 07310
(Address of Principal Executive Offices) (Zip Code)

(201) 539-2200
(Registrant’s Telephone Number, Including Area Code)

Kitara Holdco Corp.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Consummation of Merger and Exchange

On January 28, 2015, Propel Media, Inc. (formerly known as Kitara Holdco Corp.) (“Holdco”) consummated the transactions (the “Transactions”) contemplated by (i) the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of October 10, 2014, by and among Kitara Media Corp. (“Kitara”), Holdco, which was previously a wholly-owned subsidiary of Kitara, and Kitara Merger Sub, Inc. (“Merger Sub”), which was previously a wholly-owned subsidiary of Holdco, and (ii) the Unit Exchange Agreement (the “Exchange Agreement”), dated as of October 10, 2014 and amended as of December 23, 2014, by and among Kitara, Holdco, Future Ads LLC (“Future Ads”) and the former members of Future Ads (the “Members”). Upon the closing of the Transactions, Holdco became the new public company and Kitara and Future Ads became wholly-owned subsidiaries of Holdco.

Kitara is a digital media and technology company providing video solutions to advertisers, digital publishers, and video content providers. With nearly 500 million monthly video advertising views, Kitara delivers precise targeting and engagement for advertisers, accretive monetization and engaging video content for publishers, and expanded distribution for video content providers. Kitara’s internally developed proprietary technology platform PROPEL+ enables the automation and optimization of video advertising, video content and digital publishing spaces, while enhancing the video experience for consumers.

Future Ads is a diversified online advertising company. Future Ads generates revenues through the sale of advertising to advertisers who want to reach consumers in the United States and internationally to promote their products and services. Future Ads delivers advertising through its real-time, bid-based, online advertising platform called Trafficvance. This technology platform allows advertisers to target audiences and deliver text, display and video based advertising. The Future Ads business and its Trafficvance platform provide advertisers with an effective way to serve, manage and maximize the performance of their online advertising purchasing. Future Ads offers both a self-serve platform and a managed services option that give advertisers diverse solutions to reach online audiences and acquire customers. Future Ads has over 1,400 advertiser customers and serves millions of ads per day.

Pursuant to the Merger Agreement, Merger Sub merged with and into Kitara (the “Merger”), with Kitara surviving the merger as a wholly-owned subsidiary of Holdco. In the Merger, each outstanding share of Kitara common stock was converted into one share of Holdco common stock.

In addition, Holdco assumed Kitara’s existing 2012 Long-Term Incentive Equity Plan (the “2012 Plan”) and its 2013 Long-Term Incentive Equity Plan (the “2013 Plan”), and all outstanding stock options thereunder. However, Holdco will amend the plans so that no further awards may be issued under such plans after the closing. Holdco also assumed the other outstanding options and warrants of Kitara, in each case in accordance with the terms of the respective securities.

Immediately following the Merger and as part of a single integrated transaction, pursuant to the Exchange Agreement, the Members exchanged all of the outstanding Future Ads limited liability company interests for (i) $80,000,000 in cash, (ii) 154,125,921 shares of Holdco common stock, (iii) the right to receive performance-based “earn out” payments that will enable the Members to receive up to an additional $40,000,000 in cash or stock consideration based on Future Ads reaching certain EBITDA levels during the 2015 to 2018 fiscal years, (iv) on or prior to June 30, 2016, $10,000,000 in cash and/or shares of Holdco common stock, and (v) immediately after the payment of certain fees to Highbridge (as defined below) on or about the fourth anniversary of the closing, $6,000,000 in cash (the “Exchange”). The consideration payable to the Members is subject to a post-closing adjustment based on the working capital and indebtedness of Future Ads and the working capital of Kitara.

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Furthermore, Holdco will reimburse the members for all transaction expenses paid by Future Ads, its subsidiaries or the Members on or before the closing, and will assume all of their unpaid transaction expenses as of such date. Holdco estimates that the aggregate transaction expenses reimbursed or assumed by it will be approximately $1.1 million.

As a result of the Transactions, the Members own 154,125,921 shares of Holdco common stock, representing approximately 61.7% of Holdco’s outstanding common stock, and the former stockholders of Kitara own the remaining 95,884,241 shares of Holdco common stock, representing approximately 38.3% of Holdco’s outstanding common stock.

Prior to the Transactions, Holdco was a wholly-owned subsidiary of Kitara and Selling Source, LLC owned 33.5% of Kitara’s outstanding common stock.

The Merger Agreement and the Exchange Agreement are described more fully in the sections entitled “The Transactions” and “The Agreements” in the proxy statement/prospectus that forms a part of Holdco’s registration statement on Form S-4 (File No. 333-199892) (the “Proxy Statement/Prospectus”), and such description is incorporated herein by reference.

Financing Agreement and Related Agreements

On January 28, 2015, in connection with the closing of the Transactions, Holdco, certain of its subsidiaries as “Borrowers” and certain other of its subsidiaries as “Guarantors” entered into a financing agreement (“Financing Agreement”) with certain financial institutions as “Lenders,” Highbridge Principal Strategies, LLC (“Highbridge”), as collateral agent for the Lenders (“Collateral Agent”), and PNC Bank, National Association (“PNC”), as a Lender and administrative agent for the Lenders (“Administrative Agent”).

Capitalized terms used, but not defined, in this section of Item 1.01 of this Current Report on Form 8-K (this “Report”) have the meanings ascribed to them in the Financing Agreement, a copy of which is annexed to this Report as Exhibit 10.1.

The Financing Agreement provided the Borrowers with (a) a term loan in the aggregate principal amount of $81,000,000 (the “Term Loan”) and (b) a revolving credit facility in an aggregate principal amount not to exceed $15,000,000 at any time outstanding (the “Revolving Loan” and, together with the Term Loan, the “Loans”). The Loans will mature on January 28, 2019.

At the closing of the transactions contemplated by the Financing Agreement, the Term Loan was borrowed in full and $7,500,000 was made available to the Borrowers under the Revolving Loan. The proceeds of the Loans were or will be used (a) to pay off and refinance the Credit and Security Agreement, dated as of November 1, 2013, by and between Kitara Media Corp. and Wells Fargo Bank, National Association, as amended or otherwise modified prior to the Effective Date, and other existing indebtedness of the Borrowers, (b) to pay fees and expenses related to the Financing Agreement, the other loan documents and the transactions contemplated therein, (c) to finance the cash consideration for the Exchange and (d) for general working capital purposes of the Borrowers.

The outstanding principal amount of the Term Loan shall be repayable in consecutive quarterly installments in equal amounts of $1,750,000 on the last day of each March, June, September and December commencing on March 31, 2015, except that the payment due on March 31, 2015 will be $1,219,101.12. The remainder of the Term Loan and the Revolving Loans are due and payable on the maturity date, except in certain limited circumstances.

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The Borrowers may borrow, repay and reborrow the Revolving Loans prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth in the Financing Agreement. The outstanding principal amount of advances may not at any time exceed the lesser of the Total Revolving Credit Commitment and the Borrowing Base.

Subject to the terms of the Financing Agreement, at the option of the Administrative Borrower, the Term Loan or any portion thereof shall be either a Reference Rate Loan or a LIBOR Rate Loan. Each portion of the Term Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the Reference Rate plus 9.00%, and each portion of the Term Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for the Term Loan (or such portion thereof) plus 9.00%.

Subject to the terms of the Financing Agreement, at the option of the Administrative Borrower, each Revolving Loan shall be either a Reference Rate Loan or a LIBOR Rate Loan. Each Revolving Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until repaid, at a rate per annum equal to the Reference Rate plus 6.00%. Each Revolving Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until repaid, at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for such Loan plus 6.00%.

Subject to certain limitations, the Administrative Borrower may convert any loan into a loan of another type (i.e., any portion of the Term Loan or Revolving Loans that is a Reference Rate Loan may be converted into a LIBOR Rate Loan and vice versa).

The obligations of the Borrowers under the Financing Agreement are secured by first priority security interests granted to the Collateral Agent for the benefit of the Lenders on all of the Borrowers’ and Guarantors’ tangible and intangible property, including accounts receivable, intellectual property and shares and membership interests of the Borrowers (other than Holdco) and the Guarantors.

The Financing Agreement and other loan documents provide for certain customary fees and other amounts to be paid to the Agents and the Lenders at the closing of the Financing Agreement, during the term of the Financing Agreement and on the fourth anniversary of the closing date of the Financing Agreement, in an estimated aggregate amount of $16.2 million.

The Financing Agreement and other loan documents contain customary representations and warranties and affirmative and negative covenants, including covenants that restrict the Borrowers’ ability to, among other things, create certain liens, make certain types of borrowings and engage in certain mergers, acquisitions, consolidations, asset sales and affiliate transactions. The Financing Agreement provides for customary events of default, including, among other things, if a Change of Control of Holdco occurs. The Loans may be accelerated upon the occurrence of an event of default.

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Registration Rights Agreement

As a condition to the closing of the Transactions, on January 28, 2015, Holdco entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Family Trust of Jared L. Pobre, U/A DTD 12/13/2004, of which Jared Pobre, the Executive Chairman of Holdco and Chief Executive Officer of Future Ads, is the sole trustee, and the Neptune Capital Trust, who together constitute all of the Members that received shares of Holdco common stock in the Exchange (the “Exchange Shares”). Pursuant to the Registration Rights Agreement, subject to compliance with certain lockup agreements between such Members and Holdco, the holders of the Exchange Shares will have the right to demand that Holdco file a registration statement on Form S-1 or any successor form thereto covering 15% or greater of the then-outstanding Exchange Shares. Furthermore, at any time when Holdco is eligible to use Form S-3 or any successor form thereto, the holders of the Exchange Shares will have the right to demand that Holdco file a registration statement on Form S-3 or any successor form thereto covering 5% or greater of the then-outstanding Exchange Shares. Holdco will not be obligated to effect more than two such “demand” registrations on Form S-1, but there is no limit to the number of “demand” registrations that may be effected on Form S-3. The holders of the Exchange Shares also will have certain “piggyback” registration rights, in the event Holdco proposes or is required to register any of its equity securities on Form S-1 or Form S-3, whether or not for its own account. The “demand” and “piggyback” registration rights are subject to certain customary conditions and limitations.

Stockholders Agreement

As a condition to the closing of the Transactions, on January 28, 2015, Holdco entered into a Stockholders Agreement (the “Stockholders Agreement”) with the Family Trust of Jared L. Pobre, U/A DTD 12/13/2004, of which Jared Pobre is the sole trustee, and the Neptune Capital Trust, who together constitute all of the Members that received Exchange Shares. Pursuant to the Stockholders Agreement, until the first annual meeting of Holdco, the Holdco board of directors shall be comprised of up to nine directors, of whom a majority shall be appointees of such Members. Commencing with the first annual meeting, such Members will have the right to designate for election at each annual or special meeting no fewer than (i) as long as the members and their permitted transferees own at least 50% of Holdco’s outstanding common stock, a number of directors equal to 50% of the number of directors then authorized (rounded down) plus one, and (ii) as long as the members and their permitted transferees own less than 50% but at least 20% of Holdco’s outstanding common stock, a number of directors equal to 40% of the number of directors then authorized (rounded up).

Without the written consent of at least two of the directors appointed or nominated by the Members, Holdco may not take certain actions with respect to, among other things, the composition of the board and its committees; the repurchase of Holdco securities; the payment or declaration of dividends and distributions; the creation or disposition of subsidiaries; related party transactions; the amendment of the Holdco organizational documents; the acquisition of the securities, assets or business of a third party, or the disposition of any assets or business of Holdco; change of control (as defined in the Stockholders Agreement) transactions; or plans of liquidation, dissolution or winding up of Holdco, or voluntary bankruptcy or similar filings.

At such time as such Members and their affiliates and permitted transferees cease to collectively beneficially own at least 20% of the outstanding Holdco common stock, such Members shall cease to have the any rights under the Stockholders Agreement, subject to certain limited exceptions.

The foregoing summaries of the Merger Agreement, Exchange Agreement, Financing Agreement, Registration Rights Agreement, Stockholders Agreement and related agreements are qualified in their entirety by reference to the text of the agreements, which are attached as exhibits hereto and are incorporated herein by reference.

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Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

At the closing of the Transactions, Holdco issued 154,125,921 shares of Holdco common stock to the Members. The shares of Holdco common stock were issued as part of the consideration for all of the outstanding Future Ads limited liability company interests.

In addition, under certain circumstances, Holdco may issue additional shares of Holdco common stock to the Members in payment of all or a portion of the $10,000,000 that is due on or prior to June 30, 2016 and in payment of all or a portion of the up to $40,000,000 in “earn-out” payments that may become due based on Future Ads reaching certain EBITDA levels during the 2015 to 2018 fiscal years. Any such shares will be valued at the last closing price of the Holdco common stock as of the applicable date specified in the Exchange Agreement.

The issuances to the Members are being made in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 thereunder, for the offer and sale of securities not involving a public offering. In connection with Holdco’s reliance on such exemption, each Member represented that (i) it was acquiring the shares of Holdco common stock for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the shares in a manner that would violate the registration requirements of the Securities Act, (ii) it was an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act, (iii) it acknowledged that it will not be permitted to transfer the shares of Holdco common stock, except pursuant to an effective registration statement under the Securities Act or pursuant to a valid exemption from registration, (iv) it was granted the opportunity to ask questions of, and receive satisfactory answers from, representatives of Holdco and/or Kitara concerning the terms and conditions of the shares and had the opportunity to obtain and did obtain any additional information that it deemed necessary regarding its receipt of the shares and investment in Holdco, and (v) it has the financial ability to bear the economic risk of the investment. In addition, there was no general solicitation or advertising used in connection with the offer and sale of the shares.

At the closing of the Transactions, Holdco assumed Kitara’s outstanding options and warrants. Accordingly, Holdco may be deemed to have issued warrants to purchase an aggregate of 6,363,636 shares of Holdco common stock to the investors in Kitara’s private placement consummated on April 29, 2014. The warrants are exercisable at a price of $0.825 per share and expire on April 30, 2019. Holdco also may be deemed to have issued option to purchase 750,000 shares of Holdco common stock at $0.60 per share held to an affiliate of Mr. Ledecky, which is fully vested and expires on May 7, 2019. The issuances of the warrants and option and the underlying shares are being made in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act, for the offer and sale of securities not involving a public offering.

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Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 and in the section entitled “Kitara’s Related Party Transactions” in the Proxy Statement/Prospectus is incorporated herein by reference. The description of the 2013 Plan in the Current Report on Form 8-K filed by Kitara on December 3, 2013 and the description of the 2012 Plan in the Current Report on Form 8-K filed by Kitara on May 18, 2012 also are incorporated herein by reference. As described above, such plans will be amended so that no further awards may be issued under such plans.

Upon the closing of the Transactions, on January 28, 2015, Sam Humphreys, Jonathan J. Ledecky, Jared Pobre and Marv Tseu were appointed as directors of Holdco. In addition, Mr. Pobre was appointed as Executive Chairman of the Board of Holdco, Marv Tseu was appointed as President of Holdco, David Shapiro was appointed as Chief Corporate Development Officer, General Counsel and Secretary of Holdco and Howard Yeaton was appointed as Interim Chief Financial Officer of Holdco. Robert Regular remains a director of Holdco and the Chief Executive Officer of Holdco.

Jared Pobre, 39 years old, founded Future Ads’ predecessor company in 2001 and served as its Chief Executive Officer until Future Ads was formed in 2008. Mr. Pobre has continued to serve as the Chief Executive Officer of Future Ads since such time. Prior to founding Future Ads, Mr. Pobre worked at Autobytel Inc. (NASDAQ: ABTL), an online leader offering consumer purchase requests and marketing resources to car dealers and manufacturers, where he served as its Senior Media Buyer, and Local Corporation (NASDAQ: LOCM), a local advertising technology company that delivers solutions designed to connect businesses and consumers, where he served as its Director of Business Development. Mr. Pobre is the 2009 recipient of the Ernst and Young Entrepreneur of the Year Award in the technology category. He graduated with a degree in business from the University of Southern California.

David Shapiro, 44 years old, has served as Future Ads’ General Counsel and Executive Vice President, Business & Legal Affairs since January 2012. Mr. Shapiro served as Future Ads’ outside General Counsel from October 2011 to December 2011. From September 2008 to October 2011, Mr. Shapiro served as a consultant to media and internet companies. From May 2006 to September 2008, Mr. Shapiro served as the Senior Vice President, Business & Legal Affairs and Secretary to DIC Entertainment, a publicly traded, children’s entertainment company. Prior to that, Mr. Shapiro was a member of the Office of the CEO and the Head of Corporate Projects and Initiatives at LRN, a leading provider of technology-enabled ethics and corporate governance solutions, and a corporate attorney at Wilson Sonsini Goodrich and Rosati, where he specialized in venture capital financings and mergers and acquisitions for public and private technology companies. Earlier in his career, he served as an Assistant District Attorney in the Manhattan District Attorney's Office. Mr. Shapiro graduated with honors from Harvard Law School and received a Master's degree in Public Policy from the Eagleton Institute of Politics and a Bachelor of Arts degree in Politics from Brandeis University, where he graduated Phi Beta Kappa.

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Marv Tseu, 66 years old, has been Chief Operating Officer of Future Ads since April 2014. He has been a member of the Board of Directors of Plantronics, Inc. (NYSE:PLT) since 1999 and serves as Chair of the Board and Presiding Director of executive sessions. Mr. Tseu has served as a managing partner since 2008 of Waypoint Strategies, a firm which advises companies’ boards, CEOs and management on alignment of roles, responsibilities and actions to improve corporate performance. From June 2009 to September 2013, Mr. Tseu served as Chief Operating Officer of Exponential Interactive, a leading global provider of advertising intelligence and digital media solutions to brand advertisers. From May 2006 to November 2007, Mr. Tseu served as Chief Executive Officer and Director of Axesstel, Inc., a designer and developer of fixed wireless voice and broadband data products. From October 2002 to March 2006, Mr. Tseu served as the Chief Executive Officer and was a founder of Active Reasoning, Inc., a private company that produced resource management software to help enterprises manage their IT operations, which was acquired by Oracle Corporation in 2007. From 2000 to 2002, Mr. Tseu served as a consulting venture partner with ComVentures, LLP, a venture capital firm focusing on communications companies. From February 2001 to July 2001, Mr. Tseu was Chief Executive Officer of Method Networks, Inc., an Internet technology company helping enterprises automate the management of their Internet networks. From October 1999 to October 2000, Mr. Tseu served as President and Chief Executive Officer and was a co-founder of SiteSmith, Inc., a provider of outsourced Internet site operations. From August 1998 to July 1999, Mr. Tseu served as President of Structured Internetworks, Inc., a company engaged in the design and marketing of bandwidth allocation products. Mr. Tseu has a Bachelor of Arts degree in Economics from Stanford University.

Mr. Yeaton, 59 years old, has been the Managing Principal of Financial Consulting Strategies LLC since 2003, a firm serving principally early stage public companies with financial reporting support and other related strategic services. In addition, since July 2014, Mr. Yeaton has served as interim Chief Financial Officer of Energous Corporation, a public company listed on the Nasdaq Capital Market. Prior to founding Financial Consulting Strategies LLC, Mr. Yeaton served in various financial leadership positions for Konica and Teco Energy. Mr. Yeaton began his career with Deloitte, an international accounting and auditing firm. Mr. Yeaton currently serves as a director and chairman of the audit committee for Stewardship Financial Corporation, a community bank. Mr. Yeaton has a BS in accounting from Florida State University in Tallahassee, FL, and a Masters in Business Administration from the University of Connecticut in Storrs, CT.

Upon consummation of the Merger, Holdco assumed Kitara’s outstanding stock options. Accordingly, Holdco may deemed to have issued: (i) an option to purchase 2,400,000 shares of Kitara common stock at $0.20 per share to Mr. Regular, which is vested as to 900,000 shares, with the remainder vesting in quarterly installments of 150,000 shares, and which expires on July 1, 2018, and (ii) an option to purchase 750,000 shares of Holdco common stock at $0.60 per share held to an affiliate of Mr. Ledecky, which is fully vested and which expires on May 7, 2019.

Messrs. Pobre, Regular, Tseu and Shapiro and certain other executives of Future Ads will enter into employment agreements with Holdco on terms satisfactory to Holdco and the Members. Holdco expects that each of the employment agreements will have a term of three years and will provide for a mutually agreed upon compensation package and that the agreements for Messrs. Pobre and Regular will contain customary restrictive covenants relating to noncompetition and nonsolicitation.

Holdco further expects that Messrs. Tseu and Shapiro will continue to participate in Future Ads’ current quarterly bonus program. Under the program, at the end of each fiscal quarter, Holdco evaluates the financial performance of Future Ads and the performance of the participating executives and determines the bonuses for the executives for such quarter.

Holdco also expects to enter into indemnification agreements with each of its executive officers and directors that will provide customary indemnification rights.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 3, 2015, Holdco filed with the Secretary of State of the State of Delaware an amendment to the certificate of incorporation of the Company to change its name from “Kitara Holdco Corp.” to “Propel Media, Inc.”

The foregoing summary of the certificate of amendment is qualified in its entirety by reference to the text of the certificate, which is attached as Exhibit 3.1 to this Report and is incorporated herein by reference.

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Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)-(b) Financial Statements.

The financial statements of Kitara and Future Ads are incorporated herein by reference from the financial statements contained in the Proxy Statement/Prospectus beginning on page FS-1. The pro forma financial information for Kitara and Future Ads is incorporated herein by reference from the section of the Proxy Statement/Prospectus entitled “Kitara Holdco Corp. and Subsidiaries Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 101.

(d) Exhibits:

Exhibit	Description
2.1†	Unit Exchange Agreement, dated as of October 10, 2014, by and among Kitara Media Corp., Kitara Holdco Corp. (now known as Propel Media, Inc.), Future Ads LLC and the members of Future Ads LLC (incorporated by reference to Exhibit 2.1 of Kitara’s current report on Form 8-K filed on October 14, 2014).

2.2	Agreement and Plan of Reorganization, dated as of October 10, 2014, by and among Kitara Media Corp., Kitara Holdco Corp. (now known as Propel Media, Inc.) and Kitara Merger Sub, Inc. (incorporated by reference to Exhibit 2.2 of Kitara’s current report on Form 8-K filed on October 14, 2014).

2.3	First Amendment to Unit Exchange Agreement, dated as of December 23, 2014, by and among Kitara Media Corp., Kitara Holdco Corp. (now known as Propel Media, Inc.), Future Ads LLC, Lowenstein Enterprises Corporation, Family Trust of Jared L. Pobre, U/A DTD 12/13/2004, Newport Holding Trust and Neptune Capital Trust (incorporated by reference to Exhibit 2.1 of Kitara’s current report on Form 8-K filed on December 29, 2014).

3.1	Certificate of Amendment to Certificate of Incorporation of Kitara Holdco Corp. (now known as Propel Media, Inc.) dated February 3, 2015.

10.1	Financing Agreement, dated as of January 28, 2015, by and among Kitara Holdco Corp. (now known as Propel Media, Inc.) and each subsidiary listed as a borrower on the signature pages thereto, as Borrowers, each subsidiary of Kitara Holdco Corp. (now known as Propel Media, Inc.) listed as a guarantor on the signature pages thereto, as Guarantors, the lenders from time to time party thereto, as Lenders, Highbridge Principal Strategies, LLC, as Collateral Agent, and PNC Bank, National Association, as Administrative Agent.

10.2	Pledge and Security Agreement, dated as of January 28, 2015, by each of the Grantors referred to therein, in favor of Highbridge Principal Strategies, LLC, in its capacity as collateral agent for the Secured Parties referred to therein.

10.3	Trademark Security Agreement, dated as of January 28, 2015, by each of the Grantors referred to therein, in favor of Highbridge Principal Strategies, LLC, in its capacity as collateral agent for the Secured Parties referred to therein.

10.4	Registration Rights Agreement, dated as of January 28, 2015, by and among Kitara Holdco Corp. (now known as Propel Media, Inc.) and the stockholders of the Company listed on Schedule A thereto.

10.5	Stockholders Agreement, dated as of January 28, 2015, by and among Kitara Holdco Corp. (now known as Propel Media, Inc.) and each of the Persons listed on Schedule I thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2015

PROPEL MEDIA, INC.

By:	/s/ Robert Regular
Name: Robert Regular
Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description
2.1†	Unit Exchange Agreement, dated as of October 10, 2014, by and among Kitara Media Corp., Kitara Holdco Corp. (now known as Propel Media, Inc.), Future Ads LLC and the members of Future Ads LLC (incorporated by reference to Exhibit 2.1 of Kitara’s current report on Form 8-K filed on October 14, 2014).

2.2	Agreement and Plan of Reorganization, dated as of October 10, 2014, by and among Kitara Media Corp., Kitara Holdco Corp. (now known as Propel Media, Inc.) and Kitara Merger Sub, Inc. (incorporated by reference to Exhibit 2.2 of Kitara’s current report on Form 8-K filed on October 14, 2014).

2.3	First Amendment to Unit Exchange Agreement, dated as of December 23, 2014, by and among Kitara Media Corp., Kitara Holdco Corp. (now known as Propel Media, Inc.), Future Ads LLC, Lowenstein Enterprises Corporation, Family Trust of Jared L. Pobre, U/A DTD 12/13/2004, Newport Holding Trust and Neptune Capital Trust (incorporated by reference to Exhibit 2.1 of Kitara’s current report on Form 8-K filed on December 29, 2014).

3.1	Certificate of Amendment to Certificate of Incorporation of Kitara Holdco Corp. (now known as Propel Media, Inc.) dated February 3, 2015.

10.1	Financing Agreement, dated as of January 28, 2015, by and among Kitara Holdco Corp. (now known as Propel Media, Inc.) and each subsidiary listed as a borrower on the signature pages thereto, as Borrowers, each subsidiary of Kitara Holdco Corp. (now known as Propel Media, Inc.) listed as a guarantor on the signature pages thereto, as Guarantors, the lenders from time to time party thereto, as Lenders, Highbridge Principal Strategies, LLC, as Collateral Agent, and PNC Bank, National Association, as Administrative Agent.

10.2	Pledge and Security Agreement, dated as of January 28, 2015, by each of the Grantors referred to therein, in favor of Highbridge Principal Strategies, LLC, in its capacity as collateral agent for the Secured Parties referred to therein.

10.3	Trademark Security Agreement, dated as of January 28, 2015, by each of the Grantors referred to therein, in favor of Highbridge Principal Strategies, LLC, in its capacity as collateral agent for the Secured Parties referred to therein.

10.4	Registration Rights Agreement, dated as of January 28, 2015, by and among Kitara Holdco Corp. (now known as Propel Media, Inc.) and the stockholders of the Company listed on Schedule A thereto.

10.5	Stockholders Agreement, dated as of January 28, 2015, by and among Kitara Holdco Corp. (now known as Propel Media, Inc.) and each of the Persons listed on Schedule I thereto.

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